Exhibit 4.1

MUELLER WATER PRODUCTS, INC.,
as Issuer,
the Guarantors named herein
and
Wells Fargo Bank, National Association,
as Trustee
______________________________________
INDENTURE
Dated as of May 28, 2021
______________________________________
4.000% Senior Notes due 2029

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INDENTURE, dated as of May 28, 2021 among Mueller Water Products, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders.
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Definitions.
“ABL Credit Facility” means the Credit Agreement, dated as of August 26, 2010, among the Issuer, the other borrowers and guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as agent, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5 thereto and as further amended, restated, refinanced, supplemented or otherwise modified from time to time.
“Accounting Change” has the meaning set forth in the definition of “GAAP.”
“Additional Notes” has the meaning set forth in Section 2.01.
“Advisory Firm” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, Paying Agent, Depository Custodian, or agent for service or notices and demands.
“Agent Members” has the meaning set forth in Section 2.16.
“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“Applicable Treasury Rate” for any Redemption Date means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Make-Whole Redemption Date (or date of deposit in the case of a satisfaction and discharge) (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to June 15, 2024; provided, however, that if the period from the Make-Whole Redemption Date to June 15, 2024 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to June 15, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.
“Authentication Order” has the meaning set forth in Section 2.01.
“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state, local or foreign law for the relief of debtors.
“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.
“Borrowing Base” means an amount equal to the sum of (a) 85% of the book value of the accounts receivable of the Issuer and its Subsidiaries and (b) 50% of the net book value of the inventories of the Issuer and its Subsidiaries.
“Business Day” has the meaning set forth in Section 11.07.
“Capital Stock” means:
(1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.
“Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease or finance lease that would at such time be required to be reflected as a liability on a balance sheet (excluding the footnotes thereto). For the avoidance of doubt, “Capitalized Lease Obligations” shall not include obligations or liabilities of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease on such date any determination thereof is to be made. The terms “capital lease” and “finance lease” are used interchangeably herein and shall be understood to signify the same leases.
“Cash Equivalents” means:
(1) U.S. Dollars, Canadian dollars, Chinese yuan, Japanese yen, pounds sterling, euros or the national currency of any participating member state of the European Union or the United Kingdom or other currencies held by the Issuer or its Subsidiaries from time to time in the ordinary course of business;
(2) securities issued or directly and fully guaranteed or insured by the government of the United States, Canada, the United Kingdom or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;
(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500,000,000, or the foreign currency equivalent thereof, and whose long‑term debt is rated “A” or higher or the equivalent thereof by a Ratings Agency (or reasonably equivalent ratings of another internationally recognized ratings agency);
(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A‑1” or the equivalent thereof by a Ratings Agency (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any municipal or political subdivision thereof with a rating of “AA‑” from S&P or “Aa3” from Moody’s or guaranteed by a financial institution with a rating of “AA‑” from S&P or “Aa3” from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(7) Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A‑2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition; and
(8) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (7) above.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents under this Indenture regardless of the treatment of such items under GAAP.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended.
“CFC Holdco” means (i) Mueller Co. International Holdings, LLC, (ii) Echologics, (iii) Henry Pratt International LLC and (iv) each other Domestic Subsidiary that has no material assets other than capital stock of one or more direct or indirect Foreign Subsidiaries that are CFCs or other CFC Holdcos and Indebtedness of the Issuer, any Guarantor, any Foreign Subsidiary that is a CFC or any other CFC Holdco.

“Change of Control” means, at any time, (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of the Issuer or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Issuer (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) or (b) a “change of control” or similar event shall occur (and not be waived or consented to by the holders or lenders thereof) under any Indebtedness of the Issuer and its Subsidiaries the outstanding principal amount of which exceeds $100,000,000 in the aggregate.
“Change of Control Offer” has the meaning set forth in Section 4.08.
“Change of Control Payment” has the meaning set forth in Section 4.08.
“Change of Control Payment Date” has the meaning set forth in Section 4.08.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.
“Commission” means the United States Securities and Exchange Commission.
“Consolidated Depreciation and Amortization Expense” means for any period, the total amount of depreciation, depletion and amortization expense, including amortization of deferred financing fees, of the Issuer and its Subsidiaries for such period on a consolidated basis and otherwise in accordance with GAAP.
“Consolidated EBITDA” with respect to the Issuer and its Subsidiaries for any period, the Consolidated Net Income of the Issuer and its Subsidiaries for such period:
(1) increased (without duplication) by:
(a) Consolidated Interest Expense; plus
(b) Consolidated Non-Cash Charges; plus
(c) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); plus
(d) Consolidated Depreciation and Amortization Expense; plus

(e) the amount of cost savings, operating expense reductions, restructuring charges and expenses and synergies that are expected to be realized as a result of actions taken or expected to be taken within 24 months after the date of any acquisition, divestiture or disposition, restructuring or the implementation of an initiative, as applicable (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, restructuring charges and expenses and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such actions are to be taken within 24 months after the consummation of the acquisition, divestiture or disposition, restructuring or the implementation of an initiative, as applicable, which is expected to result in cost savings, operating expense reductions, restructuring charges and expenses or synergies and (B) no cost savings, operating expense reductions, restructuring charges and expenses or synergies shall be added pursuant to this defined term to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; plus
(f) any financing fees, financial and other advisory fees, accounting and consulting fees and legal fees and related costs and expenses incurred during such period in connection with acquisitions, Investments, financings and dispositions permitted hereunder; plus
(g) proceeds received from claims under business interruption insurance; plus
(h) earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period, including any mark-to-market adjustments; plus
(i) costs associated with incurring or terminating Hedging Obligations and cash costs associated with breakage of Hedging Obligations; plus
(j) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness in connection with the Transactions; plus
(k) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of the Issuer and its Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period.
“Consolidated Income Tax Expense” means, for any period, the provision for federal, state, local and foreign income taxes of the Issuer and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, for any period, the sum, without duplication, of
(1) consolidated interest expense of the Issuer and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments and receipts (if any) pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (u) penalties and interest relating to taxes, (v) any “additional interest” or “penalty interest” with respect to any securities, (w) any accretion or accrued interest of discounted liabilities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees; plus
(2) consolidated capitalized interest of the Issuer and its Subsidiaries for such period, whether paid or accrued; less
(3) interest income for such period;
provided that, for purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of the Indebtedness to which such Consolidated Interest Expense relates.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to the Issuer and its Subsidiaries for any period, the aggregate of the Net Income of the Issuer and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication:
(1) any after-tax effect of extraordinary, non-recurring, non-operating or unusual gains, losses, income or expenses (including all fees and expenses relating thereto) (including costs and expenses relating to the Transactions), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, curtailments or modifications to pension and post-retirement employee benefit plans and similar items related to any of the foregoing shall be excluded,
(2) the portion of Net Income of the Issuer and its Subsidiaries allocable to minority interests in unconsolidated Affiliates to the extent that cash dividends or distributions have not actually been received by the Issuer or any of its Subsidiaries shall be excluded;
(3) any non-cash impairment, valuation allowance, write-up, write-down or write-off in the book value of any assets for such period shall be excluded; and
(4) any non-cash gains or losses in respect of any sales of Capital Stock or asset sales outside the ordinary course of business (including in a Sale and Leaseback Transaction) by the Issuer or any of its Subsidiaries for such period shall be excluded.
“Consolidated Non-Cash Charges” means, with respect to the Issuer and its Subsidiaries for any period, the aggregate depreciation, amortization (including amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees, the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of the Issuer’s outstanding Indebtedness and commissions, discounts, yield and other fees and charges but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash impairment, non-cash compensation and other non-cash losses, charges and expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that if any non-cash charges referred to in this definition represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid.

“Consolidated Total Assets” means, the consolidated total assets of the Issuer and its Subsidiaries as set forth on the consolidated balance sheet of the Issuer as of the most recent period for which financial statements were required to have been delivered pursuant to Section 4.16(a)(1); provided that, for purposes of testing the covenants under this Indenture in connection with any transaction, the Consolidated Total Assets of the Issuer and its Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the Pro Forma Adjustment Provisions.
“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness described in clauses (1)(a), (1)(b) and (1)(d) of the definition of “Indebtedness” of the Issuer and its Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, including, without duplication, the outstanding principal amount of the Notes; provided that for the avoidance of doubt, undrawn letters of credit shall not be included.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person Guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(2) to advance or supply funds:
(a) for the purchase or payment of any such primary obligation; or
(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Corporate Trust Office” means the office of the Trustee at which any time its corporate trust business in relation to this Indenture shall be administered, which at the date hereof is located at CTSO Mail Operations, MAC N9300-070, 600 South Fourth Street, Seventh Floor, Minneapolis, Minnesota 55479, Attention: Raymond Delli Colli, and for Agent services such office shall also mean the office or agency of the Trustee located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Seventh Floor,

Minneapolis, Minnesota 55479, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Covenant Defeasance” has the meaning set forth in Section 9.03.
“Credit Facilities” means one or more debt facilities (including, without limitation, the ABL Credit Facility) or other financing arrangements (including, without limitation, commercial paper facilities or indentures), providing for revolving credit loans, term loans or letters of credit or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds the Issuer, Subsidiaries or Parent Entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.
“Default” means any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Depository” means, with respect to the Global Notes, The Depository Trust Company or another Person designated as depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.
“Depository Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change of control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.08 and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to Section 4.08.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any State thereof or the District of Columbia.
“Echologics” means Echologics, LLC, a Delaware limited liability company.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities that are convertible into such shares or other interests in such Person.
“Equity Offering” means a public or private sale or issuance of common stock of the Issuer or any Parent Entity of the Issuer, other than (i) public offerings with respect to common stock of the Issuer or any of its Parent Entities or registered on Form S-4 or Form S-8 or (ii) any sale to any Subsidiary of the Issuer.
“Event of Default” has the meaning set forth in Section 6.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Excluded Subsidiary” means any Subsidiary of the Issuer (i) that is not a Wholly-Owned Subsidiary (provided that such Subsidiary shall cease to be an Excluded Subsidiary at the time such Subsidiary becomes a Wholly-Owned Subsidiary), (ii) which is an Immaterial Subsidiary (provided that such Subsidiary shall cease to be an Excluded Subsidiary at the time such Subsidiary is no longer an Immaterial Subsidiary), (iii) that is a Domestic Subsidiary of a Foreign Subsidiary that is a CFC, (iv) that is a CFC Holdco (other than Echologics), (v) that is a special purpose entity, captive insurance company or not-for-profit subsidiary or (vi) is a Foreign Subsidiary.
“Fiscal Year” means the fiscal year of the Issuer, which at the date hereof ends on September 30.
“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.
“Four-Quarter Period” means the most recent four consecutive full fiscal quarters for which financial statements of the Issuer and its consolidated Subsidiaries are available.
“GAAP” means generally accepted accounting principles set forth in the Accounting Standards Codification of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time (“GAAP”); provided that for purposes of calculating the Consolidated Net Income and the Secured Net Leverage Ratio, “GAAP” shall mean GAAP as in effect on the Issue Date.
If there occurs a change in generally accepted accounting principles occurring after the Issue Date (including with respect to the treatment of leases in the definition of “Capitalized Lease Obligations” and operating leases) and such change would cause a change with respect to any term or measure used in this Indenture (an “Accounting Change”), then the Issuer may elect, as evidenced by a written notice of the Issuer to the Trustee, that such term or measure shall be calculated as if such Accounting Change had occurred.
“Global Note Legend” means the legend substantially in the form set forth in Exhibit C.
“Global Notes” has the meaning set forth in Section 2.16.
“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.
“Guarantor” means:
(1) each Domestic Subsidiary that is a Wholly-Owned Subsidiary that executes and delivers a Note Guarantee pursuant to Section 4.17; and
(2) each Subsidiary that otherwise executes and delivers a Note Guarantee;

in each case, until such time as such Person is released from its Note Guarantee in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2) other agreements or arrangements designed to manage or protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
“Holder” or “Noteholder” means any registered holder, from time to time, of any Notes.
“Immaterial Subsidiary” means each Subsidiary (i) which, as of the most recent fiscal quarter of the Issuer, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered or were required to have been delivered pursuant to Section 4.16 (or, prior to the first such delivery pursuant to such covenant, for the period of four consecutive fiscal quarters ended March 31, 2021), contributed less than five percent (5%) of Consolidated EBITDA for such period and (ii) which had assets with a fair market value of less than five percent (5%) of the Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Subsidiaries that are Immaterial Subsidiaries exceeds ten percent (10%) of Consolidated EBITDA for any such period or ten percent (10%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Issuer shall designate sufficient Subsidiaries as “Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall no longer constitute Immaterial Subsidiaries under this Indenture.
“Indebtedness” of any Person at any date means, without duplication:
(1) the principal and premium (if any) of any Indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, assets or business, except (x) any such balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor and (y) any acquisition earn-out obligations or (d) in respect of Capitalized Lease Obligations if and to the extent that any of the foregoing Indebtedness (other than letters of credit) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, provided that Indebtedness of any Parent Entity appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;
(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations described in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(3) to the extent not otherwise included, obligations described in clause (1) of another Person secured by a lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;
provided that (a) Contingent Obligations incurred in the ordinary course of business, (b) any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities associated with other post-employment benefits and pension plans, (c) any operating leases as such an instrument would be determined in accordance with GAAP on the Issue Date, (d) in connection with the purchase by the Issuer or its Subsidiaries of any business, post-closing payment adjustments to which the seller may be entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing until 30 days after such obligation becomes contractually due and payable, (e) deferred or prepaid revenues, (f) any Capital Stock other than Disqualified Equity Interests, (g) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (h) premiums payable to, and advance commissions or claims payments from, insurance companies and (i) Hedging Obligations shall in each case be deemed not to constitute Indebtedness.
“Indenture” means this Indenture as amended, restated or supplemented from time to time.
“Initial Purchasers” means BofA Securities, Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Truist Securities, Inc., and TD Securities (USA) LLC.
“Initial Security Interest” has the meaning set forth in Section 4.11.
“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, in each case with stable outlook, or an equivalent rating by any other Rating Agency.

“Investments” means with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
“Issue Date” means May 28, 2021, the date on which Notes were first issued under this Indenture.
“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer and delivered to the Trustee.
“Legal Defeasance” has the meaning set forth in Section 9.02.
“Legal Holiday” has the meaning set forth in Section 11.07.
“Make-Whole Premium” means, with respect to a Note at any Make‑Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (x) the present value at such Make‑Whole Redemption Date of (A) the redemption price of such Note on June 15, 2024 (such redemption price being set forth in the table appearing in paragraph 5 of the Notes), plus (B) all required remaining interest payments due on such Note through June 15, 2024 (excluding accrued and unpaid interest to such Make‑Whole Redemption Date), computed by the Issuer on a semi‑annual basis (assuming a 360‑day year consisting of twelve 30‑day months) using a discount rate equal to the Applicable Treasury Rate on such Make‑Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Note.
“Make-Whole Redemption” has the meaning set forth in paragraph 5 of the Notes.
“Make-Whole Redemption Date” means with respect to a redemption at the Make-Whole Premium, the date such redemption is effectuated.
“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, pursuant to the provisions of this Indenture.
“Notes” means the 4.000% Senior Notes due 2029 issued by the Issuer pursuant to this Indenture. The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Notes issued on the Issue Date and any Additional Notes.
“Offering Memorandum” means the Offering Memorandum of the Issuer, dated May 18, 2021, relating to the offering of the Notes issued on the Issue Date.
“Officer” means, with respect to any Person, the Chairman of the Board of Directors, any director, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, Treasurer, Controller, Chief Accounting Officer, General Counsel, Secretary, any Executive Vice President, any Senior Vice President, any Vice President of such Person or any other officer designated by any such individuals of such Person.
“Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by an Officer of such Person that meets the requirements set forth in this Indenture and delivered to the Trustee.
“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of, or outside counsel to, the Issuer or any of its Subsidiaries or Parent Entities, or other counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions).
“Parent Entity” means any Person that, with respect to another Person, owns 50% or more of the total voting power of the Voting Stock of such other Person. Unless the context otherwise requires, any references to Parent Entity refer to a Parent Entity of the Issuer.
“Paying Agent” has the meaning set forth in Section 2.04.
“Payment Default” has the meaning set forth in Section 6.01.

“Permitted Security Interest” has the meaning set forth in Section 4.11.
“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Physical Notes” means certificated Notes in registered form that are not Global Notes.
“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person having a preference or priority over other Equity Interests (however designated) of such Person, whether now outstanding or issued after the Issue Date.
“principal” of a Note means the principal of such Note plus the premium, if any, payable on such Note which is due or overdue or is to become due at the relevant time.
“Principal Facility” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein), constituting corporate office, any manufacturing plant or any manufacturing facility and the machinery and equipment located thereon, which are owned, on the date of this Indenture or thereafter, by the Issuer or a Subsidiary and which have a net book value at the date as of which the determination is being made of in excess of one percent of the Consolidated Total Assets (including, for purposes of such calculation, the land, land improvements, buildings and such fixtures comprising such office, plant or facilities, as the case may be), other than any such land, land improvements, buildings and fixtures which, in the opinion of the Board of Directors of the Issuer (evidenced by a board resolution), is not of material importance to the business conducted by the Issuer and its Subsidiaries taken as a whole.
“Private Placement Legend” means the legend substantially in the form set forth in Exhibit B.
“Pro Forma Adjustment Provisions” means, for purposes of the definitions of Secured Net Leverage Ratio and Consolidated Total Assets, Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer and any Subsidiary (and the application of the proceeds thereof) and any repayment of Indebtedness or redemption of Disqualified Equity Interests or Preferred Stock (and the application of the proceeds therefrom) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the date of the transaction giving rise to the need for such pro forma calculation (the “Transaction Date”), as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period.

For purposes of making the computation referred to above, investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and operational changes (including price increases), that the Issuer or any of its Subsidiaries has both determined to make and made after the Issue Date and during the Four-Quarter Period or subsequent to such period and on or prior to or simultaneously with the Transaction Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, consolidations, discontinued operations and operational changes (including price increases to the extent permitted by the definition of Consolidated EBITDA) (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Four-Quarter Period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer to the extent identifiable and supportable. Any such pro forma calculation may include, without duplication, adjustments appropriate to reflect cost savings, operating expense reductions, operational changes (including price increases to the extent permitted by the definition of Consolidated EBITDA), restructuring charges and expenses and synergies reasonably expected to result from the applicable event to the extent set forth in the definition of “Consolidated EBITDA.”
“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to:
(1)a Receivables Entity (in the case of a transfer by the Issuer or any of its Subsidiaries); or
(2)any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obliga-tions in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customar-ily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provi-sions thereof shall be market terms in all material respects at the time of such transaction (as determined in good faith by the Issuer). The grant of a Security Interest in any accounts re-ceivable of the Issuer or any of its Subsidiaries to secure Indebtedness under the ABL Credit Facility shall not be deemed a Qualified Receivables Transaction.
“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.
“Ratings Decline” means the occurrence of a decrease in the rating of the Notes by any of the two Ratings Agencies, within 60 days after the earlier to occur of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention by the Issuer to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by each such Rating Agency); provided, however, that notwithstanding the foregoing, a Ratings Decline shall not be deemed to have occurred so long as the Notes have an Investment Grade Rating from two Rating Agencies.
“Receivables Entity” means (a) a Wholly-Owned Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Issuer or any Subsidiary, which Person engages in the business of the financing of accounts receivable, and in the case of either clause (a) or (b):
(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:
(A) is Guaranteed by the Issuer or any Subsidiary of the Issuer (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
(B) is recourse to or obligates the Issuer or any Subsidiary of the Issuer in any way (other than pursuant to Standard Securitization Undertakings), or
(C) subjects any property or asset of the Issuer or any Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);
(2) the entity is not an Affiliate of the Issuer or is an entity with which neither the Issuer nor any Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms that the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(3) is an entity to which neither the Issuer nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
“Redemption Date” when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes means the date fixed for such redemption by or pursuant to the terms of this Indenture and the Notes.
“Registrar” has the meaning set forth in Section 2.04.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” has the meaning set forth in Section 2.16.
“Regulation S Legend” means the legend substantially in the form set forth in Exhibit E.
“Regulation S Notes” has the meaning set forth in Section 2.02.
“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Subsidiary in exchange for assets transferred by the Issuer or a Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Subsidiary.
“Responsible Officer” shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Department of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, in each case having direct responsibility for the administration of this Indenture, and any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Note” means a Restricted Global Note or a Restricted Physical Note, as applicable.
“Restricted Period” has the meaning set forth in Section 2.17.
“Restricted Physical Note” means a Physical Note bearing the Private Placement Legend.

“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Global Note” has the meaning set forth in Section 2.16.
“Rule 144A Notes” has the meaning set forth in Section 2.02.
“S&P” means S&P Global Ratings, a segment of S&P Global Inc., and any successor to its rating agency business.
“Sale and Leaseback Transaction” means any sale or transfer made by the Issuer or one or more Subsidiaries (except a sale or transfer made to the Issuer or one or more Subsidiaries) of any Principal Facility that (in the case of a Principal Facility which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start-up periods) by the Issuer or any Subsidiary for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Facility that is a parcel of real property not containing a building) has been owned by the Issuer or any Subsidiary for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of such Principal Facility to the Issuer or a Subsidiary (except a lease for a period not exceeding 36 months made with the intention that the use of the leased Principal Facility by the Issuer or such Subsidiary will be discontinued on or before the expiration of such period); provided, however, that the creation of any Secured Debt permitted under Section 4.11 shall not be deemed to create or be considered a Sale and Leaseback Transaction.
“Secured Debt” means outstanding Indebtedness of the Issuer or a Subsidiary which is secured by (a) a Security Interest in any property or asset of the Issuer or any Subsidiary, or (b) a Security Interest in any shares of stock owned directly or indirectly by the Issuer in a Subsidiary. The securing in the foregoing manner of any previously unsecured Indebtedness shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate principal amount then owing thereon by the Issuer and the Subsidiaries.
“Secured Net Leverage Ratio” means, as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day consisting of Secured Debt (less the amount of unrestricted cash and Cash Equivalents of the Issuer and its Subsidiaries on such day), to (b) Consolidated EBITDA, calculated on a pro forma basis for such period in a manner consistent with the Pro Forma Adjustment Provisions.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“Similar Business” means any business conducted or proposed to be conducted by the Issuer or any of its Subsidiaries on the Issue Date and any business or other activities that are reasonably similar, ancillary, complementary or related thereto, or a reasonable extension, development or expansion thereof.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary that, taken as a whole, are customary in an accounts receivable transaction (as determined in good faith by the Issuer).
“Subsidiary” means a corporation, association, partnership, limited liability company or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by a Person or by one or more other Subsidiaries of such Person, or by a Person and one or more other Subsidiaries of such Person. Unless otherwise specified, a Subsidiary refers to a Subsidiary of the Issuer.
“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Transaction Date” has the meaning set forth in the definition of “Pro Forma Adjustment Provisions.”
“Transactions” means the “Transactions” as defined in the “Summary” section of the Offering Memorandum.
“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.
“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global Note Legend and that has the “Schedule of Exchanges of Interests in Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository, representing the Notes that do not bear the Private Placement Legend.
“Unrestricted Physical Note” means a Physical Note that does not bear and is not required to bear the Private Placement Legend.
“U.S. Government Obligations” means marketable direct obligations issued by, or unconditionally guaranteed as to full and timely payment by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America that, in each case, mature within one year from the date of acquisition thereof and are not callable or redeemable at the option of the issuer thereof.
“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.
“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).
“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.
SECTION 1.02.    [Reserved].
SECTION 1.03.    Rules of Construction.
Unless the context otherwise requires:
(1)a term has the meaning assigned to it herein, whether defined expressly or by reference;
(2)“or” is not exclusive;

(3)words in the singular include the plural, and in the plural include the singular;
(4)words used herein implying any gender shall apply to both genders;
(5)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;
(6)unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
(7)“$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;
(8)“will” shall be interpreted to express a command; and
(9)“including” means including without limitation.
ARTICLE TWO
THE SECURITIES
SECTION 2.01.    Amount of Notes.
The Trustee shall initially authenticate $450,000,000 aggregate principal amount of Notes for original issue on the Issue Date upon an Issuer Order, together with an Officer’s Certificate and an Opinion of Counsel. The Trustee shall authenticate additional Notes (“Additional Notes”) thereafter in unlimited amount for original issue upon an Issuer Order (an “Authentication Order”) in aggregate principal amount as specified in such Authentication Order. The Trustee shall also authenticate (i) replacement Notes as provided in Section 2.08, (ii) temporary Notes as provided in Section 2.11, (iii) Notes issued in connection with certain transfers and exchanges as provided in Sections 2.07, 2.16 and 2.17, (iv) Notes issued in connection with a partial redemption of the Notes as provided in Section 3.06 or a partial repurchase of a Note as provided in Section 4.08 and (v) Notes exchanged as provided in Section 8.05, in each case upon an Authentication Order in aggregate principal amount as specified in such order. Each such written order shall specify the principal amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02.    Form and Dating; Legends.
The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, each of which is incorporated in and forms a part of this Indenture. Each Note shall be dated the date of its authentication.
The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”), Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) and all other Restricted Notes shall bear the Private Placement Legend. All Global Notes shall bear the Global Note Legend. Regulation S Notes shall bear the Regulation S Legend.
The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is a conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.
The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
SECTION 2.03.    Execution and Authentication.
The Notes shall be executed on behalf of the Issuer by one Officer of the Issuer. The signature of such Officer on the Notes may be manual, facsimile or electronic (including “.pdf”).
If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual, facsimile or electronic (including “.pdf”) signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.
Notes shall be issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
SECTION 2.04.    Registrar and Paying Agent.
The Issuer shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency in the Borough of Manhattan, The City of New York, the State of New York or in the city in the United States in which the Trustee’s Corporate Trust Office is located, where Notes may be presented for payment (the “Paying Agent”) and (c) an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Issuer. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrars. The term “Paying Agents” means the Paying Agent and any additional Paying Agents. The Issuer or any Affiliate thereof may act as Registrar or a Paying Agent.
The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or any required co-registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.
The Issuer initially appoints the Trustee as Registrar, Paying Agent and Depository Custodian.
The Issuer initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes. The Issuer may change the Depository at any time without notice to any Holder, but the Issuer will notify the Trustee of the name and address of any new Depository.
The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when reasonably requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations referred to above in this paragraph to any Holder of the Notes upon the written request of such Holder.
SECTION 2.05.    Paying Agent To Hold Money in Trust.
The Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.06.    Noteholder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.
SECTION 2.07.    Transfer and Exchange.
Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate new Notes (and the Guarantors shall execute the Guarantees thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuer or the Trustee may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.
Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
The transferor of any Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
SECTION 2.08.    Replacement Notes.
If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the Guarantees thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8‑405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity or security shall be provided by the Holder sufficient in the judgment of all to protect the Issuer, the Guarantors, the Trustee, the Registrar and any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note and may require the payment of a sum sufficient to cover any tax, assessment, fee or other charge that may be imposed in relation thereto and any other expenses (including the reasonable out-of-pocket fees and expenses of the Trustee) connected therewith. Every replacement Note shall constitute a contractual obligation of the Issuer. The provisions of this Section 2.08 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed, mutilated or wrongfully taken Notes.
SECTION 2.09.    Outstanding Notes.
The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by or on behalf of the Trustee, (b) those accepted by the Trustee for cancellation, (c) those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, (d) to the extent set forth in Sections 9.01, 9.02 and 9.03, on or after the date on which the conditions set forth in Section 9.01, 9.02 or 9.03 have been satisfied, those Notes theretofore authenticated by the Trustee hereunder and (e) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.
If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Trustee and the Issuer that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.
If a Paying Agent holds, in its capacity as such, on any Maturity Date, Redemption Date or purchase date, U.S. Dollars sufficient to pay all accrued and unpaid interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.
SECTION 2.10.    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.
SECTION 2.11.    Temporary Notes.
Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.
SECTION 2.12.    Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation along with a written direction or cancellation order. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuer may not reissue or resell or issue new Notes to replace Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.
SECTION 2.13.    Defaulted Interest.
If the Issuer defaults on a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. If such default continues for thirty (30) days, the Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuer (or upon the written request of the Issuer, the Trustee, in the name and at the expense of the Issuer) shall mail to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee. If the Issuer elects for the Trustee to send such notice to the Holders then the Issuer shall provide such notice to the Trustee at least five (5) days (or such shorter time as may be agreed by the Trustee in its discretion) before such notice is required to be mailed to the Holders.
Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.
SECTION 2.14.    CUSIP and ISIN Numbers.
The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers, and if so used, such CUSIP and ISIN numbers shall be included in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Issuer shall promptly notify the Trustee, in writing, of any such CUSIP or ISIN number used by the Issuer in connection with the issuance of the Notes and of any change in any such CUSIP or ISIN number. In the case of any Additional Notes that are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number and ISIN number from the Notes.
SECTION 2.15.    Deposit of Moneys.
Prior to noon, New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent. Final payment of principal at maturity will only be made by the Trustee upon surrender of the related Note to the Trustee at its Corporate Trust Office.
SECTION 2.16.    Book-Entry Provisions for Global Notes.
(a)Rule 144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note”). The term “Global Notes” means the Rule 144A Global Note and the Regulation S Global Note. The

Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Private Placement Legend.
Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. None of the Issuer, the Trustee, the Paying Agent nor the Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Note, for the records of the Depository, including records in respect of the beneficial owners of any such Global Note, for any transactions between the Depository and any Agent Member or between or among the Depository, any such Agent Member and/or any Holder or beneficial owner of such Global Note, or for any transfers of beneficial interests in any such Global Note.
(b)Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes (i) if requested by a holder of such interests upon receipt by the Trustee of written instructions from the Depository or its nominee on behalf of any beneficial owner and in accordance with the rules and procedures of the Depository and provisions of this Section 2.16 or (ii) if the Depository notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fail to appoint a successor depository within 120 days or (iii) if the Depository has ceased to be a clearing agency registered under the Exchange Act or (iv) if there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depository has requested such exchange. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.
(c)In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.
(d)Any Restricted Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 2.17 shall, except as otherwise provided in Section 2.17, bear the Private Placement Legend.
(e)The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
SECTION 2.17.    Transfer and Exchange of Notes.

(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.16(b). Global Notes will not be exchanged by the Issuer for Physical Notes except under the circumstances described in Section in Section 2.16(b). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.17(b) or 2.17(f).
(b)Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.17(b)(i).
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.17(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.17(f).
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof; and
(B)if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof.
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit G, including the certifications in item (1)(a) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).
(v)Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes. A beneficial interest in a Global Note may not be exchanged for a Physical Note except under the circumstances described in Section 2.16(b). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Physical Note except under the circumstances described in Section 2.16(b).
(d)Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:
(i)Restricted Physical Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (2)(a) thereof;
(B)if such Restricted Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (1) thereof;
(C)if such Restricted Physical Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (2) thereof;
(D)if such Restricted Physical Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;
(E)[Reserved]; or
(F)if such Restricted Physical Note is being transferred to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof;
the Trustee shall cancel the Restricted Physical Note, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.
(ii)Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Physical Note may exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(b) thereof; or
(B)if the Holder of such Restricted Physical Notes proposes to transfer such Restricted Physical Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes transferred or exchanged pursuant to this subparagraph (ii).
(iii)Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Physical Note may exchange such Unrestricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes transferred or exchanged pursuant to this subparagraph (iii).
(iv)Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(e)Transfer and Exchange of Physical Notes for Physical Notes. Upon request by a Holder of Physical Notes and such Holder’s compliance with the provisions of this Section 2.17(e), the Registrar shall register the transfer or exchange of Physical Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.17(e).
(i)Restricted Physical Notes to Restricted Physical Notes. A Restricted Physical Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof;
(C)if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;
(D)[Reserved]; and
(E)if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof.
(ii)Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note may be exchanged by the Holder thereof for an Unrestricted Physical Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note if the Registrar receives the following:
(1)if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(c) thereof; or
(2)if the Holder of such Restricted Physical Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of an Unrestricted Physical Note may transfer such Unrestricted Physical Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.
(iv)Unrestricted Physical Notes to Restricted Physical Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note.
(f)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(g)Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee stating that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officer’s Certificate from the Issuer to such effect.
(h)General. All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.
The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.
None of the Issuer, the Trustee, Paying Agent nor any Agent of the Issuer shall have any responsibility or liability in any respect of the records relating to or payment made on account of beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
In connection with any proposed exchange of a Physical Note for a Global Note, the Issuer or the Depository shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
SECTION 2.18.    Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360-day year, comprising twelve 30-day months and, in the case of an incomplete month, the number of actual days elapsed.

ARTICLE THREE
REDEMPTION
SECTION 3.01.    Election To Redeem; Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 2 Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 but not more than 65 days before the Redemption Date (except as set forth in the last paragraph of Section 3.03), the Issuer shall furnish to the Trustee an Officer’s Certificate setting forth (a) the paragraph or subparagraph of such Note pursuant to which the redemption shall occur, (b) the principal amount of Notes to be redeemed, (c) the Redemption Date and (d) the redemption price(s) (or manner of calculation if not then known).
SECTION 3.02.    Selection by Trustee of Notes To Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or purchased at any time, selection of Notes for redemption or purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes to be redeemed or purchased are listed or, if the Notes are not so listed, on a pro rata basis (or, in the case of Global Notes, the Notes will be selected for redemption or purchase based on the Depository’s applicable procedures). Such Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date or the purchase date from the outstanding Notes not previously called for redemption or purchase.
The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; provided that no Notes with a principal amount of $2,000 or less shall be redeemed or purchased in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such series held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. For all purposes of this Indenture unless the context otherwise requires and except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
If any Note is to be redeemed or purchased in part only, the notice of redemption or offer to purchase that relates to such Note shall state the portion of the principal amount thereof to be redeemed or purchased. With respect to Physical Notes, a new Physical Note in principal amount equal to the unredeemed or unpurchased portion of the original

Physical Note will be issued in the name of the Holder thereof upon cancellation of the original Note; provided that any new Notes will be only issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. On and after the redemption or purchase date, interest will cease to accrue on such Notes or portions thereof called for redemption or purchase. Redemption or purchase price shall only be paid upon presentation and surrender of any such Notes to be redeemed or purchased.
SECTION 3.03.    Notice of Redemption.
At least 15 days but, except as set forth in the last paragraph of this Section 3.03, no more than 60 days, before a Redemption Date or purchase date, the Issuer shall send, or cause to be sent, a notice of redemption electronically or by first-class mail to each Holder to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.06 or otherwise in accordance with the procedures of the Depository, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 9. Notice of redemption may be conditional.
The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof) and shall state:
(1)the Redemption Date;
(2)the redemption price and the amount of premium (or manner of calculation if not then known), if any, and accrued and unpaid interest to be paid;
(3)if any Note is being redeemed or purchased in part, the portion of the principal amount of such Note to be redeemed or purchased and that, with respect to Physical Notes, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or repurchased will be issued in the name of the Holder of such Notes upon cancellation of the original Note; provided that the new Notes will be only issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;
(4)the name and address of the Paying Agent;
(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)that paragraph or subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed;
(8)the aggregate principal amount of Notes that are being redeemed;
(9)any condition to such redemption; and
(10)that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes.
A notice of redemption need not set forth the exact redemption price but only the manner of calculation thereof.
At the Issuer’s written request, in the form of an Officer’s Certificate, made at least 2 Business Days prior to the date on which notice is to be given (unless a shorter notice shall be agreed to by the Trustee), together with the notice of redemption to be given, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense.
Notice of any redemption of, or any offer to purchase, the Notes may, at the Issuer’s discretion, be given subject to one or more conditions precedent. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date or the purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date or the purchase date or by the Redemption Date or the purchase date as so delayed, or such notice or offer may be rescinded at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied. If any such condition precedent has not been satisfied, the Issuer shall provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee). Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the notes shall be rescinded or delayed as provided in such notice. Upon receipt, the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given. In addition, the Issuer may provide in such notice that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or offer to purchase may be performed by another Person.

SECTION 3.04.    Effect of Notice of Redemption or Purchase.
Once a notice of redemption described in Section 3.03 is sent (including electronically) and subject to the proviso to this sentence, Notes called for redemption or purchase become due and payable on the Redemption Date or purchase date, as applicable, and at the redemption price or purchase price, as applicable, including any premium, plus interest accrued and unpaid to, but excluding, the Redemption Date or purchase date; provided, however, that any redemption or purchase and notice or offer thereof pursuant to this Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in such notice and in which case if and/or to the extent such condition(s) precedent is/are not satisfied the Issuer shall have no obligation to redeem or purchase Notes on such Redemption Date or purchase date. The notice, if sent in a manner herein provided (including electronically), shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption or purchase in whole or in part shall not affect the validity of the proceedings for the redemption or purchase of any other Note or portions thereof. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price or the purchase price, as the case may be, including any premium, plus interest accrued and unpaid to, but excluding, the Redemption Date or purchase date and such Notes shall be cancelled by the Trustee; provided that if the Redemption Date or purchase date is after a regular record date and on or prior to the relevant Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder registered on the relevant record date; and provided, further, that if a Redemption Date or purchase date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date or purchase to such succeeding Business Day. Subject to Section 3.05, on and after the Redemption Date or purchase date, as the case may be, interest shall cease to accrue on Notes or portions thereof called for redemption or purchase.
SECTION 3.05.    Deposit of Redemption or Purchase Price.
On or prior to 11 a.m., New York City time (or such later time as the Trustee may agree), on each Redemption Date or purchase date, the Issuer shall deposit with the Paying Agent U.S. Dollars sufficient to pay the redemption price or purchase price of, including premium, if any, and accrued and unpaid interest, if any, on any and all Notes to be redeemed or purchased on that date (other than Notes or portions thereof called for redemption or purchase on that date which have been delivered by the Issuer to the Trustee for cancellation). The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price or purchase price of, including premium, if any, and accrued and unpaid interest, if any, on any and all Notes to be redeemed or purchased.
On and after any Redemption Date or purchase date, as the case may be, if money sufficient to pay the redemption price or purchase price of, including premium, if any,

and accrued and unpaid interest, if any, on all Notes called for redemption or purchase shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption or purchase will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price or purchase price of and, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or after the Redemption Date or purchase date, as the case may be, accrued and unpaid interest on such Notes to the Redemption Date or purchase date. If any Note surrendered for redemption or purchase shall not be so paid, interest will be paid, from the Redemption Date or purchase date, as the case may be, until such redemption or purchase payment is made, on the unpaid principal of the Note and (to the extent permitted by applicable law) any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.
SECTION 3.06.    Notes Redeemed or Purchased in Part.
In connection with any Notes held in physical form, upon surrender of a Note that is redeemed or purchased in part, the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.01 and the other deliverables required hereunder from the Issuer, the Trustee shall authenticate for the Holder thereof at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be issued in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In the case of any Note held in global form, the records of the Trustee and/or Registrar shall reflect that the Note has been redeemed in part. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Officer’s Certificate and not an Opinion of Counsel is required for the Trustee to authenticate such new Note.
SECTION 3.07.    Mandatory Redemption; Open Market Purchases.
Subject to Section 4.08, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer and its Affiliates may acquire Notes at any time and from time to time by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

ARTICLE FOUR
COVENANTS
SECTION 4.01.    Payment of Notes.
The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture; provided that all payments of principal and interest with respect to the Notes represented by one or more Global Notes registered in the name of or held by the Depository or its nominee will be made in accordance with the Depository’s applicable procedures. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold by noon, New York City time, on that date U.S. Dollars designated for and sufficient to pay such installment. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.
The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.
SECTION 4.02.    Maintenance of Office or Agency.
(a)The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Issuer in the City of New York, unless the Issuer shall designate and maintain some other office or agency for one or more purposes. The Issuer shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands (but not service of process) may be made at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and de-mands.
(b)The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Issuer

shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)The Issuer hereby designates the Corporate Trust Office of the Trustee, or its Agent, in the Borough of Manhattan, The City of New York, as such office or agency of the Issuer in accordance with Section 2.04.
SECTION 4.03.    Legal Existence.
Except as permitted by Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer and each such Subsidiary and (ii) the material rights (charter and statutory) and franchises of the Issuer and such Subsidiaries; provided that the Issuer shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Issuer or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole. For the avoidance of doubt, the Issuer and its Subsidiaries shall be permitted to change their organizational form.
SECTION 4.04.    [Reserved].
SECTION 4.05.    Waiver of Stay, Extension or Usury Laws.
The Issuer and each of the Guarantors covenant (to the extent that it may lawfully do so) that they shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law which would prohibit or forgive the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.06.    Compliance Certificate.
(a)The Issuer shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, an Officer’s Certificate stating that such Officer has conducted or supervised a review of the activities of the Issuer and its Subsidiaries and the Issuer’s and its Subsidiaries’ performance under this Indenture during such Fiscal Year, and further stating, as to such Officer signing such certificate, that, to the best of such Officer’s knowledge, based upon such review, the Issuer has fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of such Default of which such Officer has knowledge and what action the Issuer and its Subsidiaries are taking or propose to take with respect thereto.
(b)The Issuer shall deliver to the Trustee, within 30 Business Days after an executive officer of the Issuer becomes aware of any Default or Event of Default, an Officer’s certificate specifying such Default or Event of Default.
SECTION 4.07.    Taxes.
The Issuer shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies which, if unpaid, might by law become a lien upon the property of the Issuer or any of its Subsidiaries; provided, however, that, neither the Issuer nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where failure to effect such payment is not adverse in any material respect to the Holders.
SECTION 4.08.    Repurchase at the Option of Holders upon Change of Control.
(a)Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to but excluding the purchase date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or after the Change of Control Payment Date.
(b)Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to the consummation of such Change of Control Triggering Event, the Issuer will mail (or to the extent permitted or required by applicable Depository procedures or regulations with respect to global Notes, send electronically) a notice to each Holder and the Trustee. The notice shall describe the transaction or transactions that constitute the Change of Control Triggering Event and offer to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 20 Business Days nor later than 60 days from the date such notice is sent, other than as required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:

(1)that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes validly tendered and not validly withdrawn pursuant to such Change of Control Offer will be accepted for payment;
(2)the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 20 Business Days nor later than 60 days from the date such notice is sent, other than as may be required by law); provided that the Change of Control Payment Date may be delayed, in the Issuer’s discretion, until such time (including more than 60 days after the date such notice is sent) as any or all such conditions referred to in clause (8) below shall be satisfied;
(3)that any Note not properly tendered will remain outstanding and continue to accrue interest;
(4)that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;
(5)that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Registrar for the Note at the address specified in the notice prior to the close of business on the third (3rd) Business Day prior to the Change of Control Payment Date;
(6)that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes if the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;
(7)that if the Issuer is redeeming less than all of the Notes, Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, each new Note issued shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof;
(8)if such notice is sent prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event or such other conditions specified therein and shall describe each such condition, and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and
(9)the other instructions, as determined by the Issuer, consistent with this Section 4.08 that a Holder must follow.
(c)On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law:
(1)accept for payment all Notes or portions thereof (in minimum amounts of $1,000 or an integral multiple thereof) properly tendered pursuant to the Change of Control Offer;
(2)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(3)deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes (or portions thereof) being purchased by the Issuer.
The Paying Agent will promptly remit to each Holder so tendered the Change of Control Payment for such Notes, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such other Person will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest to but excluding the date of redemption.

Upon the payment of the Change of Control Payment, the Trustee shall, subject to the provisions of Section 2.16, return the Notes purchased to the Issuer for cancellation. The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.
(d)The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 with respect to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given or will be given pursuant to this Indenture as described in paragraph 5 of the Notes or as set forth in Section 9.01, prior to the date the Issuer is required to send notice of the Change of Control Offer to the Holders of the Notes, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon the consummation of such Change of Control Triggering Event, or such other conditions specified therein, if a definitive agreement is in place for the Change of Control Triggering Event at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.08. The Issuer’s obligation to make a Change of Control Offer shall not continue after a discharge of the Issuer, satisfaction and discharge of this Indenture or defeasance from the Issuer’s obligations with respect to the Notes.
(e)The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.
(f)Other than as specifically provided in this Section 4.08, any purchase pursuant to this Section 4.08 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.
(g)The provisions of this Section 4.08 relating to the Issuer’s obligation to make a Change of Control Offer with respect to the Notes upon a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of then outstanding Notes.

SECTION 4.09.    [Reserved].
SECTION 4.10.    [Reserved].
SECTION 4.11.    Limitation on Liens.
The Issuer will not at any time create, incur, assume or guarantee, and will not cause or permit a Subsidiary to create, incur, assume or guarantee, any Secured Debt (the “Initial Security Interest”), without first making effective provision whereby the Notes then outstanding under this Indenture and any other Indebtedness of or guaranteed by the Issuer or such Subsidiary then entitled thereto, subject to applicable priorities of payment, shall be secured by the Security Interest securing such Secured Debt equally and ratably with any and all other obligations and indebtedness so secured, so long as such other obligations and indebtedness shall be so secured; provided, however, that the foregoing prohibition will not prevent the creation, incurrence, assumption or guarantee of the following permitted Security Interests (the “Permitted Security Interests”):
(1)Security Interests on property or assets acquired, constructed, developed or improved after the Issue Date by the Issuer or a Subsidiary and created prior to or contemporaneously with, or within 180 days after such acquisition, construction, development or improvement, and extensions, renewals and replacements of any such Security Interests so long as such Security Interests are not extended to any other property of the Issuer or any of its Subsidiaries;
(2)Security Interests on property or assets at the time of acquisition which secure obligations assumed by the Issuer or a Subsidiary, or on the property, assets or on the Equity Interests or indebtedness of a Person at the time it becomes a Subsidiary or is merged into or consolidated with the Issuer or a Subsidiary, or on properties of a Person acquired by the Issuer or a Subsidiary as an entirety or substantially as an entirety; provided that the Security Interests may not extend to any other property of the Issuer or Subsidiary other than proceeds and products of such property, shares or indebtedness and accessions thereto, and extensions, renewals and replacements of any such Security Interests so long as such Security Interests are not extended to any other property of the Issuer or any of its Subsidiaries;
(3)Security Interests arising from conditional sale, title retention, consignment or similar agreements or arrangements for the sale of goods entered into in the ordinary course of business;
(4)Security Interests in favor of the Issuer or any Subsidiary;
(5)Security Interests to secure obligations under Credit Facilities, in an aggregate principal amount not to exceed the sum of (A) the greater of (i) $375.0 million and (ii) the Borrowing Base as of the date of such incurrence, plus (B) an additional amount so long as the Secured Net Leverage Ratio of the Issuer would not exceed 3.75 to 1.00 after giving effect to the incurrence of the obligations to be secured by such Security Interests, and Security Interests to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of such obligations under Credit Facilities;
(6)Security Interests existing on the Issue Date and extensions, renewals and replacements of any such Security Interests so long as such Security Interests are not extended to any other property of the Issuer or any of its Subsidiaries;
(7)any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;
(8)liens of carriers’, warehousemen’s, mechanics, suppliers’ materialmen, repairmen and other liens imposed by law arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not due, that are not yet delinquent for a period of more than 90 days or that are being contested in good faith;
(9)Security Interests for taxes, assessments or governmental charges or claims (a) that are not yet delinquent for a period of more than 90 days, (b) not yet payable or subject to penalties for non‑payment or (c) that are being contested in good faith;
(10)Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith or, in the case of judgment liens, execution thereon is stayed or not giving rise to an Event of Default;
(11)landlords’ liens on fixtures on premises leased in the ordinary course of business;
(12)Security Interests to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Security Interests to secure letters of credit issued to assure payment of such obligations);

(13)Security Interests on assets of the Issuer or any of its Subsidiaries securing Hedging Obligations or Treasury Management Arrangements;
(14)survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, minor defects or irregularities in title, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of, charges or encumbrances in respect of, real property that do not materially impair the use of said properties in the operation of the business of the Issuer and its Subsidiaries;
(15)Security Interests on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(16)filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases or consignments;
(17)bankers’ liens and rights of setoff or Security Interests that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Subsidiaries in the ordinary course of business;
(18)Security Interests in cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(19)Security Interests on specific items of inventory or other goods (and the proceeds thereof) of the Issuer or a Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(20)grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;
(21)Security Interests incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment and other insurance and other types of social security and employee health and disability benefits or similar obligations (including Security Interests to secure letters of credit issued to assure payment of such obligations and also including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements) or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations;

(22)Security Interests to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property;
(23)Security Interests in cash proceeds (or securities purchased therewith) from Indebtedness which are set aside at the time of such incurrence in order to secure an escrow arrangement pursuant to which such cash proceeds (or securities purchased therewith) are contemplated to ultimately be released to the Issuer or a Subsidiary or returned to the lenders of such Indebtedness; provided that such Security Interests are automatically released concurrently with the release of such cash proceeds (or securities purchased therewith) from such escrow arrangement;
(24)any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Security Interests do not extend to any property or assets which is not leased property subject to such lease;
(25)Security Interests encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or a Subsidiary, including rights of offset and set-off;
(26)leases or subleases granted to others not interfering in any material respect with the business of the Issuer or a Subsidiary;
(27)Security Interests in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods;
(28)Security Interests encumbering initial deposits and margin deposits, and other Security Interests incurred in the ordinary course of business and that are within the general parameters customary in the industry;
(29)any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement;
(30)Security Interests solely on any cash earnest money deposits made by the Issuer or a Subsidiary in connection with any letter of intent or purchase agreement;

(31)Security Interests in respect of cash-pooling arrangement outside of the United States covering assets of Subsidiaries;
(32)Security Interests on equipment of the Issuer or any Subsidiary granted in the ordinary course of business to Issuer’s or such Subsidiary’s client at which such equipment is located;
(33)Security Interests (a) of a collection bank arising under Section 4 210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or consistent with past practice and (c) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and that are within the general parameters customary in the banking or finance industry;
(34)Security Interests on the assets of any Subsidiary that is not a Guarantor and which secures Indebtedness or other obligations of such Subsidiary (or of another Subsidiary that is not a Guarantor);
(35)Security Interests securing Indebtedness of Foreign Subsidiaries and foreign cash services Indebtedness, in each case, to the extent attaching to the assets of such Foreign Subsidiaries;
(36)Security Interests created or deemed to exist in connection with any Qualified Receivables Transaction (including any related filings of any financing statements), but only to the extent that such Security Interests attach to assets actually sold, contributed, financed or otherwise conveyed or pledged in connection with such Qualified Receivables Transaction;
(37)ground leases in respect of real property on which facilities owned or leased by any of the Issuer or any Subsidiaries are located;
(38)Security Interests incurred or deemed incurred in connection with supply chain financing programs or similar arrangements;
(39)Security Interests in favor of the Trustee securing the Notes and the Guarantees; or
(40)other Security Interests securing Indebtedness, in an aggregate principal amount not to exceed at any time outstanding the greater of $125.0 million and 7.5% of Consolidated Total Assets.

Additionally, such permitted Secured Debt includes any extension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof, provided that the Security Interest securing the extended, renewed or refunded Secured Debt is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Security Interest arose, could secure the original Security Interest (plus improvements, additions and accessions to such property or proceeds, distributions or products thereof).
Any Security Interest created for the benefit of the Holders of the Notes pursuant to this Section 4.11 shall provide by its terms that such Security Interest shall be unconditionally and automatically released and discharged upon the release and discharge of the Initial Security Interest that gave rise to the obligation to secure the Notes.
For purposes of determining compliance with this Section 4.11, a Security Interest securing an item of Secured Debt need not be permitted solely by one category of Permitted Security Interest but may be permitted in part under any combination thereof and of any other available exemption, and if a Permitted Security Interest meets the criteria or more than one of the exceptions described in clauses (1) through (40) of this Section 4.11, the Issuer may, in its sole discretion, classify or reclassify the Permitted Security Interest (or any portion thereof) in any manner that complies with this Section 4.11.
SECTION 4.12.    [Reserved].
SECTION 4.13.    [Reserved].
SECTION 4.14.    [Reserved].
SECTION 4.15.    Limitation on Sale and Leaseback Transactions.
The Issuer shall not, and shall not permit any Subsidiary to, engage in any Sale and Leaseback Transaction unless:
(1)the Issuer or such Subsidiary would be entitled to incur Secured Debt pursuant to the covenant described in Section 4.11 equal in amount to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction and secured by a Security Interest on the property to be leased, without equally and ratably securing the Notes outstanding under this Indenture as provided under Section 4.11; or
(2)the Issuer or a Subsidiary shall apply, within 365 days after the effective date of such Sale and Leaseback Transaction, an amount equal to such net proceeds to (i) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Facility or Facilities or a part thereof or (ii) the redemption of Notes issued under this Indenture or to the repayment or redemption of long-term Indebtedness of the Issuer or of any Subsidiary, or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying an amount equal to such net proceeds to such redemption, the Issuer may, within 365 days after such sale or transfer, deliver to the Trustee Notes issued under the Indenture or to the applicable representative such long-term Indebtedness for cancellation and thereby reduce the amount to be applied to the redemption of such Notes or long-term Indebtedness by an amount equivalent to the aggregate principal amount of Notes or long-term Indebtedness.
SECTION 4.16.    Reports to Holders.
(a)Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding hereunder, the Issuer shall furnish to the Trustee and Holders thereof the following:
(1)all quarterly and annual financial statements of the Issuer that would be required to be filed with the Commission on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuer’s certified independent accountants; and
(2)all current reports required to be filed with the Commission on Form 8‑K under Items 1.01, 1.02. 1.03, 2.01, 2.02, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02 (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S‑K) as in effect on the Issue Date if the Issuer were required to file such reports; provided, however, that no such current report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any of its Subsidiaries) and any director, manager or executive officer, of the Issuer (or any of its Subsidiaries), in each case, within the time periods specified in the Commission’s rules and regulations (and, during any period in which the Issuer is not required to file reports with the Commission, within the time periods specified in the Commission’s rules and regulations applicable to a “non‑accelerated filer”); provided, however, that (i) in no event shall such reports be required to comply with Rule 3‑10 of Regulation S‑X promulgated by the Commission or contain separate financial statements for the Issuer, the Guarantors or other Subsidiaries the shares of which are pledged to secure the Notes or any Guarantee that would be required under(a) Section 3‑09 of Regulation S‑X, (b) Section 3‑10 of Regulation S‑X or (c) Section 3‑16 of Regulation S‑X, respectively, promulgated by the Commission.
(b)The Issuer will make all such information available to the Trustee and the Holders of the Notes, in each case, by posting such information on its website, on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment, it being agreed that the Trustee shall have no obligation to determine whether such reports have been made available. In addition, the Issuer shall, for so long as any Notes remain outstanding, furnish to the Holders of such Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
Notwithstanding the foregoing, Issuer is permitted to satisfy its obligations in this Section 4.16 with respect to financial information relating to the Issuer by furnishing financial information relating to any Parent Entity; provided that if such Parent Entity has any material assets other than its direct or indirect Equity Interests of the Issuer, the same is accompanied by selected financial metrics, which may be unaudited, that show the differences (in the Issuer’s sole discretion) between the information relating to such Parent Entity, on the one hand, and the information relating to the Issuer and its Subsidiaries on a stand-alone basis, on the other hand.
(c)The Issuer will be deemed to have furnished the reports referred to in clauses (1) and (2) of Section 4.16(a) if the Issuer or any Parent Entity has filed reports containing such information (or any such information of a Parent Entity in accordance with the immediately preceding paragraph) with the Commission. The terms of the Indenture shall not impose any duty on the Issuer under the Sarbanes-Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable to it.
(d)Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of them shall not constitute actual or constructive knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall have no responsibility for the filing, timeliness or content of reports. The Trustee shall have no obligation to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or to determine whether or not such information, documents or reports have been filed pursuant to the Commission’s EDGAR filing system (or its successor) or posting to any website have occurred.
Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations under this Section 4.16 for purposes of clause (4) under Section 6.01 until 90 days after the date any report hereunder is due.

SECTION 4.17.    Additional Note Guarantees.
If, on or after the Issue Date, the Issuer or any of its Subsidiaries acquires or creates another Domestic Subsidiary that is not an Excluded Subsidiary, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture substantially in the form of Exhibit J to this Indenture within 30 Business Days of the date on which it was acquired or created by the Issuer or any of its Subsidiaries, as applicable.

ARTICLE FIVE
SUCCESSOR CORPORATION
SECTION 5.01.    Consolidation, Merger and Sale of Assets.
(a)(i) The Issuer will not consolidate or merge with or into any other Person or Transfer all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole and (ii) the Issuer will not permit any of its Subsidiaries to, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in each case, to, another Person unless:
(1)the Issuer shall be the continuing corporation, or the successor shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States or a state thereof, the District of Columbia or any territory thereof, and the successor Person expressly assumes by a supplemental indenture or amendment of the relevant documents (in form satisfactory to the Trustee) the Issuer’s obligations under the Notes and this Indenture; and
(2)after giving effect to the transaction, no Event of Default shall have occurred or be continuing.
The Issuer shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture.
This Section 5.01 will not apply to any merger, consolidation or combination of, or any Transfer of assets between or among the Issuer and any one or more of its Subsidiaries or between or among, any one or more of the Issuer’s Subsidiaries. Clause (2) of Section 5.01(a) (and the requirement to deliver an Officer’s Certificate and an Opinion of

Counsel) shall not apply to (1) any merger or consolidation of the Issuer with or into, or Transfer of all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to one of its Subsidiaries for any purpose or (2) any merger or consolidation of the Issuer or a Subsidiary solely for the purpose of reincorporating the Issuer or a Subsidiary in another jurisdiction.
SECTION 5.02.    Successor Person Substituted.
Upon any consolidation, combination or merger of the Issuer, or any Transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, in accordance with the foregoing provisions of Section 5.01, in which the Issuer is not the continuing obligor under the Notes, (x) the surviving entity (i) formed by such consolidation or into which the Issuer is merged, (ii) to which such Transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, is made will succeed to, and be substituted for, (y) such surviving entity shall expressly assume the rights, covenants and obligations of the Issuer under this Indenture and the Notes by a supplemental indenture reasonably satisfactory to the Trustee, executed and delivered by such surviving entity prior to or simultaneously with such consolidation, combination, merger or Transfer, and (z) in the case of a Transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, and may exercise every right and power of the Issuer under this Indenture and the Notes with the same effect as if such surviving entity had been named therein as the Issuer and, the Issuer and all of the Guarantors will be released from the obligation to pay the principal of and interest on such Notes or in respect of its related Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under such Notes, this Indenture and its related Note Guarantee, if applicable.
ARTICLE SIX
DEFAULTS AND REMEDIES
SECTION 6.01.    Events of Default.
Each of the following constitutes an “Event of Default” with respect to the Notes:
(1)default for 30 consecutive days in the payment when due of interest with respect to the Notes;
(2)default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise;
(3)failure by the Issuer or any Subsidiary after receipt of notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with any of the provisions under Section 4.08;
(4)failure by the Issuer or any Subsidiary of the Issuer for 60 consecutive days after receipt of notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with any covenant or agreement contained in this Indenture (other than the covenants and agreements specified in clauses (1) through (3) of this Section 6.01);
(5)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed of the Issuer or any Guarantor or the payment of which is Guaranteed by the Issuer or any Guarantor (other than Indebtedness owed to the Issuer or a Guarantor), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; and, in each case, the Issuer has received notice specifying the default from the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding (with a copy to the Trustee) and does not cure the default within 30 days;
(6)failure by the Issuer or any Guarantor to pay final and non-appealable judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $100.0 million or more, which judgments are not paid, discharged, bonded, stayed or waived within 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(7)(A) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Issuer or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding in which the Issuer or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together, would constitute a Significant Subsidiary is to be adjudicated bankrupt or insolvent, (ii) appoints a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together, would constitute a Significant Subsidiary, or (iii) orders the winding up or liquidation of the Issuer or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together, would constitute a Significant Subsidiary, and in each of clauses (i), (ii) and (iii), such order or decree remains unstayed and in effect for a period of 60 consecutive days; or (B) the Issuer or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case to be adjudicated bankrupt or insolvent or consents to the entry of an order for relief against it in an involuntary case, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any such Guarantor or group of Guarantors or for all or substantially all of its property, (iii) effects any general assignment for the benefit of its creditors or (iv) admits in writing its inability to pay its debts when they become due; and
(8)any Note Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect in all material respects (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any such Guarantor denies its liability under its Note Guarantee (other than by reason of the satisfaction and discharge of the Indenture or the release of such Guarantor from its Note Guarantee in accordance with the terms of this Indenture and such Note Guarantee).
SECTION 6.02.    Acceleration of Maturity; Rescission.
If any Event of Default occurs and is continuing under this Indenture, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, may declare all Notes then outstanding to be due and payable by notice in writing to the Issuer and the Trustee, in the case of notice by Holders, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to the Issuer and is continuing under this Indenture, all outstanding Notes shall become due and payable without further action or notice.
In the event of any Event of Default specified in clause (5) of Section 6.01, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(1)the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or
(2)holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(3)the payment default that is the basis for such Event of Default has been cured.
In the event of a declaration of acceleration with respect to the Notes, the Holders of a majority in aggregate principal amount of the then outstanding Notes may, by written notice to the Issuer and the Trustee, on behalf of all of the Holders, rescind and annul such acceleration and its consequences, so long as such rescission and annulment would not conflict with any judgment of a court of competent jurisdiction if:
(1)all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;
(2)to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and
(3)the Issuer has paid the Trustee and Agents their reasonable compensation and reimbursed the Trustee and Agents for their reasonable expenses, disbursements, indemnities and advances.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
SECTION 6.03.    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested by the Holders of a majority of the principal amount outstanding of the Notes to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of

Default. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no remedy herein conferred upon or reserved to the Trustee or to the Holders is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
SECTION 6.04.    Waiver of Existing Defaults and Events of Default.
(a)Subject to Sections 2.10 and 6.08, the Holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any past and existing Default or Event of Default and its consequences under this Indenture, except a Default in the payment of the principal of, or interest or premium, if any, on any Note held by a non-consenting Holder as specified in clauses (1) and (2) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of each Holder as provided for in Section 8.02 (which shall require the consent of all Holders); provided that, subject to Section 6.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.
(b)Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
SECTION 6.05.    Control by Majority.
Subject to Sections 2.10, 6.06 and 7.01, the Holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to security or indemnity satisfactory to it against any cost, liability or expense that might be caused by taking such action or following such direction.

SECTION 6.06.    Limitation on Suits.
Subject to Section 6.08, no Holder shall have any right to institute any proceeding with respect to this Indenture or the Notes or for any remedy thereunder unless:
(1)such Holder has previously given the Trustee written notice of a continuing Event of Default;
(2)the Holders of at least 25% in principal amount of the Notes then outstanding have made a written request to the Trustee to pursue the remedy;
(3)such Holder or Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any costs, liability or expense;
(4)the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity satisfactory to it against any cost, liability or expense that might be caused by complying with such request; and
(5)during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with the request.
A Noteholder may not use any provision of this Indenture to disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.
SECTION 6.07.    No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Issuer or of any Subsidiary of the Issuer or any Parent Entity of the Issuer (other than the Issuer in respect of the Notes and each Guarantor in respect of its Guarantee), as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver may not be effective to waive liabilities under the federal securities laws.
SECTION 6.08.    Rights of Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the contractual right of any Holder to bring suit to enforce the payment of principal, premium, if any, and interest, if any, on its Note on or after the respective due dates expressed or provided for in such Note shall not be amended without the consent of such Holder.
SECTION 6.09.    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.10.    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Noteholders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.
SECTION 6.11.    Priorities.
If the Trustee collects any money or property pursuant to this Article Six, such money or property shall be paid out or distributed in the following order:
FIRST: to the Trustee, the Agents, and any predecessor Trustee, and their respective agents and attorneys for amounts due under hereunder;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.
The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.
SECTION 6.12.    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 or a suit by Noteholders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE SEVEN
TRUSTEE
SECTION 7.01.    Duties of Trustee.
(a)If a Default or Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, subject to the protections of this Article Seven (including, but not limited to, the provision of security or indemnity satisfactory to the Trustee) the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person under the circumstances would exercise or use under the same circumstances in the conduct of his or her own affairs. The Trustee will not be deemed to have actual knowledge of any Defaults or Events of Default unless written notice of such an event has been received by a Responsible Officer of the Trustee at its Corporate Trust Office specified in this Indenture and such notice references the Notes and this Indenture and states that it is a “Notice of Default.”
Except for an Event of Default pursuant to Section 6.01(1) or 6.01(2) (upon the occurrence of which the Trustee if then acting as Paying Agent will be deemed to have knowledge thereof), the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default or be required to take any action based on any Default or Event of Default, unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default from the Issuer or the Holders of at least 25% of the aggregate principal amount of the Notes at the Corporate Trust Office of the Trustee specified in this Indenture, and such notice references the Notes and this Indenture and states that it is a “Notice of Default.”
(b)Except during the continuance of a Default or Event of Default of which a Responsible Officer of the Trustee has actual knowledge:
(1)The Trustee need perform only those duties that are expressly and specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.
(2)The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and conclusively rely upon an Officer’s Certificate and/or an Opinion of Counsel, subject to the requirement in the preceding sentence, if applicable.
(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)This paragraph does not limit the effect of subsection (b) of this Section 7.01.
(2)The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(3)The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from a majority in aggregate principal amount of the Notes outstanding pursuant to the terms of this Indenture.
(d)Whether or not therein expressly so provided, subsections (a), (b), (c) and (e) of this Section 7.01 and Section 7.02 shall govern every provision of this Indenture that in any way relates to the Trustee.
(e)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders or otherwise pursuant to this Indenture, unless the Trustee has been offered security or indemnity satisfactory to the Trustee against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request or direction or such exercise (including, but in no way limited to, the fees and disbursements of agents and attorneys). The Trustee’s fees, expenses and indemnities (including, but in no way limited to, the fees and disbursements of agents and attorneys) are included in the amounts guaranteed by the Note Guarantees.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.
(g)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

SECTION 7.02.    Rights of Trustee.
Subject to Section 7.01:
(1)The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document (whether in its original, facsimile or electronic (including .pdf) form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(2)Before the Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel or both.
(3)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care. The Trustee is authorized to appoint a separate trustee or co-trustee and, as applicable, the Trustee shall not have any responsibility or liability relating to such appointment or the action or inaction by such separate or co-trustee. No Depository shall be deemed to be an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depository.
(4)The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.
(5)The Trustee may, at the expense of the Issuer, consult with counsel of its selection, and the advice or opinion of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(6)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including but not limited to as Registrar, Paying Agent and Depository Custodian), each Agent, and each agent, custodian and other person employed to act hereunder.

(7)The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own negligence or willful misconduct in the performance of such act.
(8)The Trustee may from time to time request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(9)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(10)The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
(11)For certain payments made pursuant to this Indenture, the Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Trustee shall have the duty to act as a payor or withholding agent, respec-tively, that is responsible for any tax withholding and reporting required under the United States Internal Revenue Code of 1986, as amended (the “Code”). The Trustee shall have the sole right to make the determination as to which payments are “reporta-ble payments” or “withholdable payments.” All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any suc-cessor form) to the Trustee on or prior to the date hereof, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Trustee shall have the right to request from any party to this Indenture, or any other person or entity entitled to payment hereunder, any additional forms, documenta-tion or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this Section 7.02(m) are not provided by the time the related pay-ment is required to be made or are determined by the Trustee to be incomplete and/or inaccurate in any respect, the Trustee shall be entitled to withhold on any such pay-ments hereunder to the extent withholding is required under Chapters 3, 4, 24 or 61 of the Code, and shall have no obligation to gross up any such payment. The Trustee shall not be responsible for any tax withholding and reporting required pursuant to the laws of any country other than the United States of America.
(12)Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.
(13)The Trustee is not responsible for monitoring the performance by any third party of their duties or for their failure to perform.
(14)Nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify any report, certificate or information received from the Issuer or any other person (unless and except to the extent otherwise expressly set forth herein), or to monitor, verify or independently determine compliance by the Issuer with the terms hereof.

SECTION 7.03.    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of Section 310(b) of the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights. The Trustee shall also be subject to Sections 7.10 and 7.11.
SECTION 7.04.    Trustee’s Disclaimer.
The recitals contained herein and in the Notes, except for the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer or the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, the Note Guarantees or this Indenture other than its certificate of authentication. The Trustee shall not be responsible for any statement in the Offering Memorandum or any other document utilized by the Issuer in connection with the sale of the Notes, and shall not be responsible for any rating on the Notes or any action or omission of any Rating Agency.

SECTION 7.05.    Notice of Defaults.
If a Default or Event of Default occurs and is continuing (which shall not be cured or waived) and a Responsible Officer of the Trustee has received written notice thereof at the Corporate Trust Office and such notice references the Notes and this Indenture and states that it is a “Notice of Default,” the Trustee shall give to each Holder a notice of the Default or Event of Default within 90 days of having received such written notice as provided in this Indenture. Except in the case of a Default or Event of Default relating to the payment of the principal, premium, if any, or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.
SECTION 7.06.    [Reserved]
SECTION 7.07.    Compensation and Indemnity.
The Issuer and the Guarantors shall pay to the Trustee (acting in any capacity hereunder) and Agents from time to time compensation for its services as the Issuer and the Trustee (and any Agent, as applicable) shall from time to time agree upon in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee or any Agent in connection with their duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee, the Agents and each of their respective agents, employees, stockholders, directors and officers and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses and court costs (collectively, “Losses”) incurred by each of them in connection with the acceptance or administration of this Indenture or the performance of its duties under this Indenture or the exercise of its rights and powers under the Notes and the Guarantees, including the reasonable costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of any action, claim or suit enforcing this Indenture (including this Section 7.07), the Notes and the Guarantees or otherwise arising under this Indenture and including the reasonable costs and expenses of defending itself against any claim (whether asserted by any Holder, the Issuer, any Guarantor or otherwise) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuer and the Guarantors in writing promptly of any third party claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee for which it may seek indemnity (each, a “Third Party Claim”); provided that the failure by the Trustee to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are actually prejudiced thereby. Neither the Issuer nor any Guarantor need pay for any settlement or provide any indemnification for any other Losses associated therewith to the extent such settlement is made in connection with any Third Party Claim without its consent, which consent shall not be unreasonably withheld. The Trustee shall have the right to its own counsel and the Issuer shall pay the reasonable fees and expenses of such counsel in connection with any Third Party Claim to the extent the Trustee reasonably determines that a conflict of interest exists or is required in connection with the performance of its duties under this Indenture.
Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own negligence or willful misconduct.
To secure the payment obligations of the Issuer and the Guarantors hereunder, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee.
The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of each Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.
For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven, provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. The provisions of this Section 7.07 shall apply to Trustee in its capacity as Paying Agent, Registrar and any other Agent under this Indenture and shall survive the termination of this Indenture and the resignation or removal of the Trustee, and shall extend to any co-trustee or separate trustee.

SECTION 7.08.    Replacement of Trustee.
The Trustee may resign at any time by so notifying the Issuer and the Guarantors in writing and the retiring or resigning Trustee shall have no liability or responsibility for the action or inaction of any successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing at least 30 days prior to such removal and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:
(1)the Trustee fails to comply with Section 7.10;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)a receiver or other public officer takes charge of the Trustee or its property; or
(4)the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, Noteholders holding at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s and the Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee. The retiring or removed Trustee shall have no responsibility or liability for the action or inaction of any successor Trustee.

SECTION 7.09.    Successor Trustee by Consolidation, Merger, etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided that such entity shall be otherwise qualified and eligible under this Article Seven.
SECTION 7.10.    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
SECTION 7.11.    Preferential Collection of Claims Against Issuer.
The Trustee is subject to and shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
SECTION 7.12.    Paying Agents.
The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:
(A)that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;
(B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and
(C)that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE EIGHT
AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 8.01.    Without Consent of Noteholders.
Notwithstanding Section 8.02, the Issuer, the Guarantors and the Trustee may modify and amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holders for any of the following purposes:
(1)to cure any ambiguity, omission, defect or inconsistency;
(2)to provide for uncertificated Notes in addition to or in place of Physical Notes;
(3)to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;
(4)to secure the Notes and the Note Guarantees;
(5)to release and discharge any Security Interest securing the Notes and the related Note Guarantees when permitted by the Indenture;
(6)to add any Guarantor or release any Guarantor from its Note Guarantee if such release is permitted by the terms of this Indenture (which supplemental indenture need not be signed by any then-existing Guarantor);
(7)to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees;
(8)to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;
(9)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any Holder in any material respect as set forth in an Officer’s Certificate;
(10)to comply with the rules of any applicable securities depositary;

(11)to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes; or
(12)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of Holders to transfer Notes as set forth in an Officer’s Certificate.
After an amendment or supplement under this Section 8.01 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment or supplement. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplement.
SECTION 8.02.    With Consent of Noteholders.
(a)Except to the extent provided in Section 8.01 and subsection (b) of this Section 8.02, this Indenture, the Notes or any Note Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or any Note Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes).
(b)Notwithstanding subsection (a) of this Section 8.02, without the consent of each Holder of Notes affected thereby, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):
(1)reduce the principal amount of Notes issued under this Indenture whose Holders must consent to an amendment, supplement or waiver;
(2)reduce the principal amount of or change the Maturity Date of any Notes, or alter in a manner adverse to the Holders of the Notes the provisions with respect to the redemption of any such Notes other than the provisions of Section 4.08 of this Indenture;
(3)reduce the rate of or change the time for payment of interest on any such Notes;

(4)waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes (except a rescission of acceleration of Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(5)make any such Note payable in currency other than that stated in such Note;
(6)modify any of the provisions in the Indenture regarding the waiver of past Defaults;
(7)amend the contractual right expressly set forth in the Indenture or any Note of any Holder to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on such Note on or after the stated maturity or Redemption Date of any such Note;
(8)release the Issuer or any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or
(9)modify or change any provision of this Indenture affecting the ranking of the Notes or Note Guarantees in a manner adverse to the Holders.
(c)It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
(d)After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
SECTION 8.03.    [Reserved].
SECTION 8.04.    Revocation and Effect of Consents.
(a)Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent, conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

(b)The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Noteholders has been obtained.
(c)After an amendment, supplement, waiver or other action under Section 8.01 or Section 8.02 becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.
SECTION 8.05.    Notation on or Exchange of Notes.
If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 8.06.    Trustee To Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. The Issuer or the Guarantors may not sign an amendment, supplement or waiver until its Board of Directors approve it. Notwithstanding anything herein to the contrary, in signing an amendment, supplement or waiver, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in conclusively relying upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is a legal, valid and binding obligation of the Issuer and the Guarantors party thereto, enforceable against the Issuer and the Guarantors party thereto in accordance with its terms (subject to customary exceptions). Guarantors may, but shall not be required to, execute supplemental indentures that do not modify such Guarantor’s Guarantee.
ARTICLE NINE
DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 9.01.    Discharge of Indenture.
This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Notes and the Note Guarantees, when either:
(1)the Issuer delivers to the Trustee all outstanding Notes issued under this Indenture (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) for cancellation; or
(2)(a) all Notes outstanding under this Indenture not theretofore delivered to the Trustee for cancellation (I) have become due and payable, whether at maturity or as a result of the sending of a notice of redemption, or otherwise (II) will become due and payable within one year, or (III) are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor irrevocably deposits or cause to be deposited with the Trustee as funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient to pay the principal of, premium, if any, and accrued and unpaid interest on the Notes outstanding under this Indenture not theretofore delivered to the Trustee for cancellation on the maturity date or on the applicable Redemption Date, as the case may be; provided that with respect to any redemption that requires the payment of the Make-Whole Premium, the amount deposited shall be sufficient for purposes of this paragraph to the extent that an amount is deposited with the Trustee equal to the Make-Whole Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption; (b) the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer or any Guarantor under this Indenture; and (c) the Issuer have delivered (I) irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be, and (II) an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with.
The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of and at the expense of the Issuer.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and the Guarantors, as applicable, under Sections 4.01, 4.02, 7.07 and, if money shall have been deposited with the Trustee pursuant to Section 9.01(2), 9.05 and the obligations of the Trustee under Sections 9.05, 9.07 and 9.08 shall survive such satisfaction and discharge.
SECTION 9.02.    Legal Defeasance.
The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to all outstanding Notes on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, to have cured all then existing Events of Default and to have satisfied all of its other obligations under such Notes and this Indenture, including the obligations of the Guarantors, with respect to the Notes (and the Trustee, on demand of and at the expense of the Issuer, shall, subject to Section 9.06, execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(1)the rights of the Holders of the outstanding Notes to receive solely from the trust described in Section 9.04 and as more fully set forth in Section 9.04, payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due,
(2)the Issuer’s obligations with respect to such Notes under Sections 2.07, 2.08, 2.11, 4.02 and 9.05,
(3)the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s and the Guarantors’ obligations in connection therewith and
(4)this Section 9.02.

Concurrently with any Legal Defeasance, the Issuer may, at its further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Note Guarantees, if any, then existing and obtain the release of the Note Guarantees of any or all Guarantors.
Subject to compliance with this Article Nine (other than Section 9.01), the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to the Notes.
SECTION 9.03.    Covenant Defeasance.
The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors under Sections 4.03, 4.06, 4.07, 4.08, 4.11, 4.15, 4.16 and 4.17 released with respect to the Notes on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Notes, the Issuer may omit or fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Notes and the Note Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5), (6), (7) (solely with respect to a Subsidiary that is a Significant Subsidiary and any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) and (8) shall not constitute Events of Default.
Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the obligations of the Issuer and the Guarantors, as applicable, under Sections 7.07, 9.05 and 9.06 and, the obligations of the Trustee under Sections 9.05, 9.07 and 9.08 shall survive such discharge or release.
SECTION 9.04.    Conditions to Defeasance or Covenant Defeasance.
The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(1)the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes issued under this Indenture, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of an Advisory Firm (such opinion shall be delivered to the Trustee, and upon which the Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on the Notes outstanding under this Indenture on the stated maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;
(2)in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) stating that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes outstanding under this Indenture will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that the beneficial owners of the Notes outstanding under this Indenture will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Security Interests in connection therewith) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
(5)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound (other than that resulting from the borrowing of funds to be applied to such deposit and the granting of Security Interests in connection therewith);
(6)the Issuer must deliver to the Trustee an Officer’s Certificate (upon which the Trustee shall have no liability in relying) stating that the deposit was not made by the Issuer with the intent of preferring the Holders issued under this Indenture over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(7)the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel upon which the Trustee shall have the right to rely, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
SECTION 9.05.    Deposited Money and U.S. Government Obligations To Be Held in Trust.
Subject to Section 9.08, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or Section 9.04, as the case may be, in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agents (including the Issuer or a Guarantor acting as Paying Agent), to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee (and any Agent as applicable) against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or Section 9.04, as the case may be, or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 9.01 or Section 9.04, as the case may be, which, in the opinion of an Advisory Firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture.

SECTION 9.06.    Reinstatement.
If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03, as the case may be; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.
SECTION 9.07.    Moneys Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture, all moneys and U.S. Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid or delivered to the Trustee, or if sufficient moneys and U.S. Government Obligations have been deposited pursuant to Section 9.04, to the Issuer upon a request of the Issuer (or, if such moneys and U.S. Government Obligations had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
SECTION 9.08.    Moneys Held by Trustee.
Subject to applicable escheat laws, any moneys and U.S. Government Obligations deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Issuer (or, if appropriate, the Guarantors) upon a request of the Issuer, or if such moneys and U.S. Government Obligations are then held by the Issuer or the Guarantors in trust, such moneys and U.S. Government Obligations shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and U.S. Government Obligations shall thereupon cease.

ARTICLE TEN
GUARANTEE OF SECURITIES
SECTION 10.01.    Guarantee.
Subject to this Article 10, the Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder and to the Trustee and Agents (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee or Agents all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise, in each case, to the limitation set forth in Section 10.06. Each Guarantor, by execution of this Indenture, agrees that, subject only to the applicable provisions, if any, of Section 10.06, its obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver or consent with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor. Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection).
Each Guarantor hereby waives (to the extent permitted by law) diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.
The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee, the

Agents or any Holder under the Note Guarantees. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
SECTION 10.02.    Execution and Delivery of Note Guarantee.
To evidence the Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees this Indenture (or supplemental indenture in the form of Exhibit J hereto) shall be executed by either manual, facsimile or electronic (including “.pdf”) signature of an Officer of such Guarantor.
Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
If an Officer of a Guarantor whose signature is on this Indenture (or a supplemental indenture in the form of Exhibit J hereto) no longer holds that office at the time the Trustee authenticates the Note, such Guarantor’s Guarantee of such Note shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.
SECTION 10.03.    Release of Guarantors.
(a)A Note Guarantee of a Guarantor will be unconditionally and automatically released and discharged upon any of the following:
(1)any Transfer (including, without limitation, by way of consolidation, merger, dividend, distribution or otherwise) by such Guarantor to any Person that is not a Guarantor or the Issuer of all or substantially all of the properties and assets of such Guarantor;
(2)any Transfer directly or indirectly (including, without limitation, by way of consolidation , merger, dividend, distribution or otherwise) to any Person that is not a Guarantor or the Issuer of Equity Interests of such Guarantor or any issuance by such Guarantor of its Equity Interests, such that such Guarantor ceases to be a Subsidiary;

(3)the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of a Guarantor; or
(4)upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture in accordance with Article Nine.
(b)No such release or discharge of a Note Guarantee of a Guarantor shall be effective against the Trustee or the Holders to which such Note Guarantee relates until the Issuer shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, upon which the Trustee shall have the right to conclusively rely, stating that all conditions precedent provided for in the Indenture relating to such transactions have been complied with. At the request and expense of the Issuer, and upon being provided an Officer’s Certificate and Opinion of Counsel, the Trustee shall execute and deliver an instrument evidencing such release pursuant to the terms of this Indenture.
(c)If the Note Guarantee of any Guarantor is deemed to be released or is automatically released, the Issuer shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. At the request and expense of the Issuer, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel that a Guarantor has been released and that execution by the Trustee of an appropriate instrument evidencing the release of such Guarantor from its Guarantee complies with this Indenture, the Trustee shall execute any documents reasonably requested by either the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to this Section 10.03).
SECTION 10.04.    Waiver of Subrogation.
Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.
SECTION 10.05.    [Reserved]
SECTION 10.06.    Limitation on Guarantor’s Liability.
Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a Guarantor does not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Trustee, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.
ARTICLE ELEVEN
MISCELLANEOUS
SECTION 11.01.    [Reserved].
SECTION 11.02.    Notices.
Except for notice or communications to Holders, any notice or communication shall be given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, addressed as follows, or given electronically:
If to the Issuer or any Guarantor:
Mueller Water Products, Inc.
1200 Abernathy Road N.E., Suite 1200
Atlanta, Georgia 30328
Facsimile: (770) 206-4271
Attention: Chief Legal and Compliance Officer
Email: sheinrichs@muellerwp.com

With copies to:

Bryan Cave Leighton Paisner LLP
One Atlantic Center, Fourteenth Floor
1201 W. Peachtree Street NW
Atlanta, Georgia 30309-3471
Facsimile: (404) 572-6999
Attention: Eliot W. Robinson
E-mail: eliot.robinson@bclplaw.com

If to the Trustee:
Wells Fargo Bank, National Association
CTSO Mail Operations
Attn: Raymond Delli Colli
MAC: N9300-070
600 South Fourth Street, 7th Floor
Minneapolis, Minnesota 55415
E-mail: raymond.dellicolli@wellsfargo.com
The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when receipt acknowledged, if faxed; on the first date on which the publication is made, if given by publication; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and at the time sent, if given electronically. Notice otherwise given in accordance with the procedures of the Depository will be deemed given on the date sent to the Depository.
The Trustee shall accept and act upon instructions, directions, reports, notices and other communications or information pursuant to this Indenture sent by unsecured electronic transmissions (including email and .pdf attachments); provided that (i) the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information and (ii) each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person to the extent required by the rules of any applicable securities depositary. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with applicable Depository procedures.
If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.
Notwithstanding anything herein to the contrary, any notice to the Trustee shall be deemed given when actually received.
SECTION 11.03.    Communications by Holders with Other Holders.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar, each Agent and anyone else shall have the protection of TIA § 312(c).
SECTION 11.04.    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, such Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(1)an Officer’s Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
SECTION 11.05.    Statements Required in Certificate and Opinion.
Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.06) shall include:
(1)a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
(4)a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.
SECTION 11.06.    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.
SECTION 11.07.    Business Days; Legal Holidays.
A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banks in The City of New York, the State of New York or at the place of payment in respect of the Notes are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.    Governing Law; Submission to Jurisdiction.
This Indenture, the Notes and the Note Guarantees shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of New York. Each of the parties hereto hereby (i) irrevocably submits to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the City of New York, (ii) waives any objection to laying of venue in any such action or proceeding in such courts and (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.
SECTION 11.09.    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.
SECTION 11.10.    Successors.
All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Agents in this Indenture shall bind its successor.
SECTION 11.11.    Multiple Counterparts.
The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
SECTION 11.12.    Table of Contents, Headings, etc.
The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 11.13.    Separability.
Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 11.14.    Waiver of Jury Trial
THE ISSUER, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTION CONTEMPLATED HEREBY.
SECTION 11.15.    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.16.    Trust Indenture Act
The Issuer and the Guarantors shall not be required to qualify this Indenture under the Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.
The following Trust Indenture Act term used in this Indenture has the following meaning:
“obligor” on the Notes of any series and the Note Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes of such series and the Note Guarantees, respectively.
All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by the Commission rule under the Trust Indenture Act have the meanings so assigned to them.
SECTION 11.17.    U.S.A. Patriot Act.
The Issuer and the Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

MUELLER WATER PRODUCTS, INC.,
as Issuer

By:	/s/ Marietta Edmunds Zakas
	Name:	Marietta Edmunds Zakas
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

CAM VALVES AND AUTOMATION, LLC
MUELLER PRODUCTS AND SOLUTIONS, LLC
MUELLER GROUP, LLC
MUELLER INTERNATIONAL, LLC
MUELLER SYSTEMS, LLC
MUELLER CO. LLC
ECHOLOGICS, LLC
MUELLER PROPERTY HOLDINGS, LLC
OSP, LLC
JAMES JONES COMPANY, LLC
HENRY PRATT COMPANY, LLC
MUELLER SERVICE CO., LLC
U.S. PIPE VALVE & HYDRANT, LLC
MUELLER SERVICE CALIFORNIA, INC.
each as a Guarantor

By:	/s/ Marietta Edmunds Zakas
	Name:	Marietta Edmunds Zakas
	Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Todd Landry
	Name:	Todd Landry
	Title:	Vice President

EXHIBIT A
[FORM OF NOTE]
MUELLER WATER PRODUCTS, INC.
4.000% SENIOR NOTE DUE 2029
[Insert Global Note Legend, if applicable]
[Insert Private Placement Legend, if applicable]

No. [ ]

MUELLER WATER PRODUCTS, INC., a Delaware corporation (the “Issuer”), for value received promises to pay to [ ][CEDE & CO.] or registered assigns the principal sum [of $[ ]][set forth in the Schedule of Exchanges of Interests in Global Note attached hereto] on June 15, 2029.
Interest Payment Dates: June 15 and December 15, commencing on December 15, 2021.
Record Dates: June 1 and December 1 (whether or not a Business Day).
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually, by facsimile or electronically (including “.pdf”) by its duly authorized officer.

MUELLER WATER PRODUCTS, INC.

By:
Name:
Title:

Dated:

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Certificate of Authentication
This is one of the 4.000% Senior Notes due 2029 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:

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[FORM OF REVERSE OF NOTE]
MUELLER WATER PRODUCTS, INC.
4.000% SENIOR NOTE DUE 2029
1.Interest. Mueller Water Products, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 4.000% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 28, 2021 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing on December 15, 2021, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) and no interest on such payment will accrue in respect of the delay. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months, and in the case of an incomplete month, the number of actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the extent lawful) at the rate borne by the Notes.
2.Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1, as the case may be, immediately preceding the Interest Payment Date (whether or not a Business Day). Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes; provided that all payments of principal and interest and premium, if any, with respect to the Notes represented by one or more Global Notes will be made in accordance with the Depository’s applicable procedures. The Issuer will pay principal and interest in U.S. Dollars. Holders must surrender Notes to a Paying Agent to collect principal payments.
3.Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.
4.Indenture. The Issuer issued the Notes under an Indenture dated as of May 28, 2021 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
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5.Optional Redemption.
At any time prior to June 15, 2024, the Issuer may on any one or more occasions redeem up to (i) 40% of the original aggregate principal amount of Notes issued under the Indenture and (ii) all or a portion of any Additional Notes issued after the Issue Date, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 104.000% of the principal amount of the Notes redeemed, with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings to the extent such cash proceeds are received by or contributed to the Issuer since the Issue Date, plus accrued and unpaid interest, if any, to but excluding the applicable Redemption Date; provided that:
(1)at least 60% (calculated without giving effect to any issuance of Additional Notes) of the original aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)each such redemption occurs within 120 days of the date of the closing of each such Equity Offering.
In addition, prior to June 15, 2024, the Issuer may redeem the Notes on any one or more occasions, at their option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the Make-Whole Redemption Date, plus the applicable Make-Whole Premium (a “Make-Whole Redemption”). The Issuer shall notify the Trustee of the Make-Whole Premium on or before the applicable Redemption Date, and the Trustee shall have no responsibility for verifying or otherwise for such calculation.
On or after June 15, 2024, the Issuer may redeem the Notes on any one or more occasions, in whole or in part, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to but excluding the applicable Redemption Date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2024........................................................	102.000%
2025........................................................	101.000%
2026 and thereafter.................................	100.000%
Unless the Issuer (or a third-party offeror) defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date. The Issuer may provide in such notice that
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payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
In addition, the Issuer and its Affiliates may acquire Notes at any time and from time to time by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.
Notwithstanding the foregoing, the payment of accrued but unpaid interest in connection with any redemption of Notes is subject to the rights of a Holder on a record date for the payment of interest whose Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date.
6.Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control Triggering Event and subject to further limitations and exceptions contained therein, the Issuer may be required to make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture. Except as set forth in Section 4.08 of the Indenture, the Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
7.Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar or the Issuer need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.
The transferor of any Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code Section, as amended. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
8.Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.
9.Unclaimed Money. Subject to applicable escheat laws, if money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general unsecured creditors unless an “abandoned property” law designates another Person.
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10.Amendment, Supplement, Waiver, Etc. The Indenture, the Notes or the Note Guarantees may be amended or supplemented as provided in the Indenture.
11.Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, create liens, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of the Issuer and its Subsidiaries and requires the Issuer to provide reports to Holders. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.
13.Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default relating to the Notes, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.
14.No Recourse Against Others. No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Issuer or of any Subsidiary or any Parent Entity (other than the Issuer in respect of the Notes and each Guarantor in respect of its Note Guarantee), as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.
15.Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
16.Authentication. This Note shall not be valid until the Trustee manually, by facsimile or electronically (including “.pdf”) signs the certificate of authentication on the other side of this Note.
17.Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
18.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
19.CUSIP and ISIN numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers and/or similar numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers and/or similar numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either
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as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Mueller Water Products, Inc.
1200 Abernathy Road N.E., Suite 1200
Atlanta, Georgia 30328
Attn: Chief Legal and Compliance Officer
Telephone:    770-206-4137
Facsimile:    770-206-4271

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ASSIGNMENT
I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, check the below box:
☐    Section 4.08
If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$
($1,000 or any integral multiple thereof; provided that the part not purchased must be at least $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

* Insert in Global Securities only.

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EXHIBIT B
[FORM OF PRIVATE PLACEMENT LEGEND]
Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note) in substantially the following form:
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A OF THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OF THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S OF THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

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EXHIBIT C
[FORM OF LEGEND FOR GLOBAL NOTE]
Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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EXHIBIT D
[RESERVED]

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Exhibit E
[FORM OF LEGEND FOR REGULATION S NOTE]
Any Regulation S Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:
THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF YOUR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE THE SECURITIES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE UPON REGULATION S AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT (OR IN ACCORDANCE WITH RULE 144A OF THE SECURITIES ACT OR TO ACCREDITED INVESTORS IN TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT), AND IN CONNECTION WITH ANY SUBSEQUENT SALE BY YOU OF THE SECURITIES COVERED HEREBY IN RELIANCE ON REGULATION S OF THE SECURITIES ACT DURING THE PERIOD REFERRED TO ABOVE TO ANY DISTRIBUTOR, DEALER OR PERSON RECEIVING A SELLING CONCESSION, FEE OR OTHER REMUNERATION, YOU MUST DELIVER A NOTICE TO SUBSTANTIALLY THE FOREGOING EFFECT. TERMS USED ABOVE HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S OF THE SECURITIES ACT.

E-1

Exhibit F
FORM OF CERTIFICATE OF TRANSFER
Mueller Water Products, Inc.
1200 Abernathy Road N.E., Suite 1200
Atlanta, Georgia 30328
Attention: Chief Legal and Compliance Officer

Wells Fargo Bank, National Association – DAPS Reorg
600 Fourth St. South – 7th Fl
MAC N9300-070
Minneapolis, Minnesota 55415
Phone: (800) 344-5128
Fax: (866) 969-1290
Email: dapsreorg@wellsfargo.com

re: Mueller Water Products, Inc.

Re: 4.000% Senior Notes due 2029
(CUSIP _____________)
(ISIN _______________)
Reference is hereby made to the Indenture, dated as of May 28, 2021 (as amended or supplemented from time to time with respect to the Notes, the “Indenture”), by and among Mueller Water Products, Inc. (the “Issuer”), the Guarantors and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of ___________ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.☐ Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Note or a Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Physical Note and in the Indenture and the Securities Act.
2.☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Physical Note and in the Indenture and the Securities Act.
3.☐ Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or

(b)☐ such Transfer is being effected to the Issuer or a Subsidiary thereof;
or
(c)☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)☐ such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Physical Notes and the requirements of the exemption claimed, which certification is supported by, if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Physical Notes and in the Indenture and the Securities Act.
4.☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Physical Note.
(a)☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.
(b)☐ Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.
(c)☐ Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.
(d)☐ Check if Transfer is pursuant to an Effective Registration Statement. (i) The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.The Transferor owns and proposes to transfer the following:
[CHECK ONE]
(a)☐ a beneficial interest in a:
(i)☐ Rule 144A Global Note (CUSIP ______) (ISIN ______), or
(ii)☐ Regulation S Global Note (CUSIP ______) (ISIN ______), or
(b)☐ a Restricted Physical Note.
2.After the Transfer the Transferee will hold:
[CHECK ONE]
(a)☐ a beneficial interest in the:
(i)☐ Rule 144A Global Note (CUSIP _______) (ISIN ______), or
(ii)☐ Regulation S Global Note (CUSIP ______)(ISIN ______), or
(iii)☐ Unrestricted Global Note (CUSIP ______) (ISIN ______), or
(b)☐ a Restricted Physical Note; or
(c)☐ an Unrestricted Physical Note,
in accordance with the terms of the Indenture.

EXHIBIT G

FORM OF CERTIFICATE OF EXCHANGE
Mueller Water Products, Inc.
1200 Abernathy Road N.E., Suite 1200
Atlanta, Georgia 30328
Attention: Chief Legal and Compliance Officer

Wells Fargo Bank, National Association – DAPS Reorg
600 Fourth St. South – 7th Fl
MAC N9300-070
Minneapolis, Minnesota 55415
Phone: (800) 344-5128
Fax: (866) 969-1290
Email: dapsreorg@wellsfargo.com

re: Mueller Water Products, Inc.

Re: 4.000% Senior Notes due 2029
(CUSIP _____________)
(ISIN _______________)
Reference is hereby made to the Indenture, dated as of May 28, 2021 (as amended or supplemented from time to time with respect to the Notes, the “Indenture”), by and among Mueller Water Products, Inc. (the “Issuer”), the Guarantors and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of ____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note
(a)☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)☐    Check if Exchange is from Restricted Physical Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)☐    Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note. In connection with the Owner’s Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.Exchange of Restricted Physical Notes for Restricted Physical Notes or Beneficial Interests in Restricted Global Notes.
(a)☐    Check if Exchange is from Restricted Physical Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Physical Note for a beneficial interest in the [CHECK ONE] __ Rule

144A Global Note, __Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT H

[RESERVED]

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EXHIBIT I
[RESERVED]

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EXHIBIT J
FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ____________, among ____________ ([the “Guaranteeing Subsidiary”][each, a “Guaranteeing Subsidiary” and together, the “Guaranteeing Subsidiaries”]), [each] a subsidiary of Mueller Water Products, Inc. (or its permitted successor), a Delaware corporation (the “Issuer”), the Issuer, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of May 28, 2021 (the “Indenture”), providing for the issuance of the Issuer’s 4.000% Senior Notes due 2029 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 10 thereof.
3.EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
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4.THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
5.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing [Subsidiary][Subsidiaries] and the Issuer.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:
[GUARANTEEING SUBSIDIARY/SUBSIDIARIES]

By:
Name:
Title:

MUELLER WATER PRODUCTS, INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:
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